EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 8, 2020, between Innocap, Inc., a Nevada corporation (the “Company” or the “Parent”)), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, by separate agreement, the Parent, Unique Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”), Unique Logistics Holdings, Inc., a Delaware corporation (“Unique Logistics”) and Paul Tidwell, an individual (the “Split-Off Purchaser”) have entered into that certain Agreement and Plan of Merger and Reorganization dated at or about the date hereof (the “Merger Agreement”). The Merger Agreement contemplates a merger of the Acquisition Subsidiary with and into Unique Logistics, with Unique Logistics remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of Unique Logistics will receive shares of Parent’s Series A Preferred Stock and Series B Preferred Stock (as such term is defined in the Merger Agreement) in exchange for their capital stock of Unique Logistics;

WHEREAS, simultaneously with the closing of the Merger, the Parent shall assign of all of the Parent’s assets and liabilities (other than those under the Merger Agreement and the other related agreements and transactions contemplated thereby) to its wholly owned subsidiary Star Exploration Corporation, a Texas corporation (the “Split Off Subsidiary”) and the Split-off Purchaser shall exchange the Share Contribution (as such term is defined in the Split-Off Agreement) for all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”), upon the terms and conditions of a split-off agreement (the “Split-Off Agreement”), by and among the Parent, the Split-Off Subsidiary and the Split-Off Purchaser (as each term is defined in the Split-Off Agreement);

WHEREAS, simultaneously with the closing of the Merger, the Parent, Split-Off Subsidiary and Split-Off Purchaser shall enter into a general release agreement (the “General Release Agreement”);

WHEREAS, the Parent, the Acquisition Subsidiary and Unique Logistics intend for the Merger to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations;

WHEREAS, simultaneously with the closing of the Merger, the Parent will complete a private placement offering (the “Private Placement Offering”) of up to $1,111,000 of Secured Subordinated Convertible Promissory Notes (the “Notes”) at a purchase price of $1,000,000 and common stock purchase warrants (the “Purchase Price”), upon the terms and subject to the conditions step forth below;

WHEREAS, subject to the terms and conditions set forth in this Agreement and a substantially similar Securities Purchase Agreement dated at or about the date hereof, and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company for cash and other valuable consideration, Securities of the Company as defined and described more fully in this Agreement;

WHEREAS, the parties intend that the transactions contemplated by this Agreement, the Merger Agreement, and the Split-Off Agreement (this Agreement and together with the Merger Agreement and the Split-Off Agreement and all the other agreements that are be to executed and delivered in connection herewith and therewith, herein referred to as the “Merger Transaction Documents”) are to be viewed as one, single, integrated transaction and any interpretation of this Agreement, the Merger Agreement, the Split-Off Agreement, and the other Merger Transaction Documents shall be made consistent with this intent. Each party acknowledges and agrees that they would not have entered into the Merger Agreement, the Split-Off Agreement and/or this Agreement but for the agreement that all of the Merger Transaction Documents will be executed and delivered in accordance with their respective terms.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I - DEFINITIONS

I.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning ascribed to such term in Section 3.1(kk).

“BHCA” has the meaning ascribed to such term in Section 3.1(gg).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Closing Date” means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered prior to the Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.3.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Party” means each of the Company and its Subsidiaries.

“Company Covered Person” has the meaning ascribed to such term in Section 3.1(ll).

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Conversion Price” has the meaning ascribed to such term in the Notes.

“Conversion Shares” has the meaning ascribed to such term in the Notes.

“CoreFund” means CoreFund Capital LLC.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Disclosure Schedule” means a schedule disclosing detailed information about the Company Parties and in form and substance satisfactory to the Purchasers on the Closing Date, together with any update on any information in such certificate required to be given and given in accordance with any Transaction Document.

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ll).

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Evaluation Date” has the meaning ascribed to such term in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Transaction” has the meaning ascribed to such term in Section 4.11(b).

“Exercise Price” shall have the meaning ascribed to such term in the Warrants.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company Parties; provided, that such issuance is approved by a majority of the disinterested members of the Board of Directors of the Company; and provided, further that such issuance shall not exceed in the aggregate fifteen percent (15%) of the outstanding shares of Common Stock without the prior approval of the Purchasers, (b) shares of Common Stock, warrants or options to advisors or independent contractors of any Company Party for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided, that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by a majority of the disinterested members of the Board of Directors; provided, that such acquisitions and other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Federal Reserve” has the meaning ascribed to such term in Section 3.1(gg).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements delivered to the Purchasers.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guaranty” means the Guaranty, in the form attached hereto as Exhibit F and otherwise in form and substance satisfactory to the Purchasers on the Closing Date, delivered by the Company and each Subsidiary for the benefit of each Purchaser hereunder and as of the Closing Date.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (g) all obligations of such Person secured by Liens on the assets of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (j) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (k) all obligations of another Person of the type described in clauses (a) through (j) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Initial Principal Amount” means, as to any Purchaser, the principal amount of the Note of such Purchaser set forth on Schedule I.

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks and trade names all applications for any of the foregoing, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to any Purchaser or any other Purchaser Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due of the Note, (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under the Note, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“License Agreement” has the meaning ascribed to such term in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Party, (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God, or (d) the perfection or priority of any Liens granted to any Purchaser Party under any Transaction Document.

“Maximum Rate” has the meaning ascribed to such term in Section 5.12.

“Note” means each 10% Secured Subordinated Convertible Promissory Note, in the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to the Purchasers on the Closing Date, issued by the Company to each Purchaser hereunder and as of the Closing Date.

“Notice of Conversion” has the meaning ascribed to such term in Section 4.5.

“OFAC” has the meaning ascribed to such term in Section 3.1(ee).

“Participation Maximum” has the meaning ascribed to such term in Section 4.13(a).

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Pre-Notice” has the meaning ascribed to such term in Section 4.13(b).

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Pro Rata Portion” means, with respect to a Purchaser and a group of Purchasers as of a particular date, the ratio of (i) the Subscription Amount of Securities purchased on or prior to such date by such Purchaser (including, for the avoidance of doubt its predecessors and assignors) that remain outstanding on such date to (ii) the sum of the aggregate Subscription Amounts of Securities purchased by all Purchasers (including, for the avoidance of doubt, their predecessors and assignors) in such group on or prior to such date that remain outstanding on such date.

“Public Information Failure” has the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” has the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” has the meaning ascribed to such term in Section 4.9.

“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Notes (without giving effect to any limitations on conversion set forth in the Notes) assuming all interest and principal payments are made in shares of Common Stock and the Notes are held until maturity and one year thereafter, (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (d) all of the Warrant Shares then issued and issuable upon exercise in full of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (e) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on conversion set forth in the Warrants), and (f) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement required to be delivered pursuant to Section 2.4 of this Agreement, in form attached hereto as Exhibit C and otherwise in form and substance satisfactory to each Purchaser on the Closing Date.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Related Parties” of any Person means such Person, (i) each Affiliate of such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iii) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (iv) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (v) any trust or beneficiary of a trust of which any of the foregoing are the sole trustees or for the benefit of any of the foregoing. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing required pursuant to Section 4.3 or 4.14, (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and, if and as applicable, the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby and (c) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

“Required Minimum” means, as of any date, two (2) times the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any (a) Conversion Shares issuable upon conversion of the Notes, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 100% of the then Conversion Price and (b) Warrant Shares issuable upon exercise of the Warrants, ignoring any exercise limits set forth therein, and assuming that the Exercise Price is at all times on and after the date of determination 100% of the then Exercise Price, in each case, on, if and as applicable, the Trading Day immediately prior to the date of determination.

“Required Purchasers” means Purchasers holding more than 50% of the principal amount of the Notes then outstanding, so long, if and as applicable as Alpha Capital Anstalt or its assigns holds at least $250,000 of the principal amount of its Note.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now outstanding and (c) other than the payments made to retire or to obtain the surrender of the Stock Equivalents in connection with the Management Buy-Out referenced in the Disclosure Schedule and in an aggregate amount not to exceed $7,000,000, any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective October 24, 2001; (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list; (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws; (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c); and (e) any Person that commits, threatens or conspires to commit or supports “terrorism”," as defined in applicable United States Regulations.

“Securities” means the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, in the form attached hereto as Exhibit E and otherwise in form and substance satisfactory to the Purchasers on the Closing Date, delivered by the Company and each Subsidiary to each Purchaser hereunder and as of the Closing Date.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Stock Equivalents” means all securities and/or Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subscription Amount” means, as to any Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified on Schedule I.

“Subsequent Financing” has the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” has the meaning ascribed to such term in Section 4.13(b).

“Subsidiary” means (a) any subsidiary of the Company, and (b) any Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of any Purchaser, taxes imposed on or measured by the net income or overall gross receipts of such Purchaser.

“Third Party Exchange Transfer” has the meaning ascribed to such term in Section 4.11(b).

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; the OTC Bulletin Board or the OTC Markets Group Inc. PINK (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Disclosure Schedule, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Guaranty, the Transfer Agent Instruction Letters, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means vStock and any successor transfer agent for the Company’s Common Stock, which has been agreed to in writing by the Purchasers.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent, duly acknowledged and agreed by the Transfer Agent, which instructs the Transfer Agent to issue the Conversion Shares and Warrant Shares pursuant to the Transaction Documents, in form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Purchasers on the Closing Date.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of any applicable Regulation, the attachment, perfection or priority of any security interest in any collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Variable Rate Transaction” has the meaning ascribed to such term in Section 4.11(a).

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

“Warrants” means the warrants to purchase in the aggregate 570,478,452 shares of Common Stock, in the form attached as Exhibit B to this Agreement.

“Warrant Shares” shall have the meaning ascribed to such term in the Warrants.

ARTICLE II - PURCHASE AND SALE

II.1Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchasers will purchase, severally and not jointly, an aggregate of (a) $1,000,000 in Subscription Amount of Notes, which Subscription Amount shall correspond to an aggregate of $1,111,000 in Initial Principal Amount of Notes to reflect an original issue discount of ten percent (10%) and (b) Warrants. The purchase will be completed in a single tranche as provided herein.

II.2Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees, severally and not jointly, to purchase, at the Closing (a) a Note having a principal amount equal to the Initial Principal Amount applicable to such Purchaser, and (b) a Warrant having the number of Warrant Shares applicable to such Purchaser, in each case, as set forth on Schedule I. At the Closing, such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available Dollars equal to such Purchaser’s Subscription Amount, and the Company shall deliver to such Purchaser its Notes and Warrants, as set forth in Section 2.3(a), and the Company and such Purchaser shall deliver to each other the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for Closing, such Closing shall occur remotely by electronic exchange of Closing documentation. Notwithstanding anything herein to the contrary, if the Closing Date does not occur within five (5) Business Days of the date hereof, this Agreement shall terminate and be null and void.

It is the parties’ intention that all the transactions described in the preamble to this Agreement close simultaneously; to this end, the parties agree that their counsel may, among other things, hold documents in escrow pending the closing of the other transactions under the Merger Transaction Documents. If all of the transactions contemplated by the Merger Transaction Documents do not close as contemplated hereby and thereby on their unamended and unwaived terms unless approved by each Purchaser then each Purchaser, at its sole option and in its sole discretion, may terminate this Agreement on notice to the Company with respect to such Purchaser. In such event, the Company shall be obligated to fulfill its covenants hereunder, including, without limitation, its indemnification obligations and obligation to pay Purchasers’ fees and expenses, which by their terms survive the termination of this Agreement.

II.3Deliveries.

(a)Deliveries to Purchasers. On or prior to the Closing (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following, each dated as of the Closing Date and in form and substance satisfactory to such Purchaser:

(i)this Agreement, duly executed by the Company;

(ii)a final Disclosure Schedule, duly executed by the Company;

(iii)a Note for such Purchaser duly executed by the Company with an aggregate Initial Principal Amount equal to the amount set forth on Schedule I, registered in the name of such Purchaser;

(iv)a Warrant for such Purchaser duly executed by the Company exercisable for such number of Warrant Shares set forth on Schedule I, registered in the name of such Purchaser;

(v)the Registration Rights Agreement, duly executed by the Company;

(vi)the Security Agreement, duly executed by the Company and its Subsidiaries;

(vii)the Guaranty, duly executed by the Company and its Subsidiaries;

(viii)the Transfer Agent Instruction Letters, duly executed by the Transfer Agent in addition to the Company;

(ix)by no later than October 23, 2020, legal opinions of counsel to the Company (including local counsel as may be requested by such Purchaser) in form and substance acceptable to such Purchaser; an officer’s certificate and compliance certificate from each Company Party, each in form and substance acceptable to such Purchaser; and

(x)a closing statement, in form and substance acceptable to such Purchaser, and such other opinions, statements, agreements and other documents as such Purchaser may require.

(b)Deliveries to the Company. On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following, each duly executed by such Purchaser and dated as of the Closing Date:

(i)this Agreement;

(ii)the Registration Rights Agreement;

(iii)the Security Agreement, duly executed by the Purchasers;

(iv)the Guaranty, duly executed by the Purchasers;

(v)the Transfer Agent Instruction Letters, duly executed by the Purchaser; and

(vi)the Purchaser’s Subscription Amount for the Note and the Warrant being purchased by such Purchaser at the Closing by wire transfer to the account specified in writing by the Company.

II.4Closing Conditions.

(a)Conditions to the Company’s Obligations. The obligations of the Company pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date:

(i)the transactions contemplated by the Merger Transaction Documents have closed in accordance with their respective terms;

(ii)the representations and warranties of each Purchaser contained herein shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iii)all obligations, covenants and agreements required to be performed by any Purchaser on or prior to the Closing Date (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed; and

(iv)the delivery by each Purchaser of the items such Purchaser is required to deliver prior to the Closing Date pursuant to Section 2.3(b).

(b)Conditions to each Purchaser’s Obligations. The respective obligations of each Purchaser and pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date, both before and after giving effect to the Closing:

(i)the transactions contemplated by the Merger Transaction Documents have closed in accordance with their respective terms without waiver or amendment unless approved by each Purchaser;

(ii)the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the Closing Date in all respects (without regard to any materiality qualifier) (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iii)all obligations, covenants and agreements required to be performed by any Company Party or any on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(iv)the delivery by each Company Party of the items such Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3(a);

(v)there shall exist no Event of Default (as defined in the Notes) and no event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(vi)there shall be no breach of any obligation, covenant or agreement of any Company Party under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute such a breach;

(vii)no Material Adverse Effect shall have occurred from the date hereof through the Closing Date;

(viii)from the date hereof through the Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak, including, without limitation, a pandemic, or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, and without regard to any factors unique to such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(ix)the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares or Warrant Shares and or any other Registrable Securities or other shares of Common Stock issuable under the Notes or the Warrants; and

(x)any other conditions contained herein or the other Transaction Documents, including delivery of the items that any Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

III.1Representations and Warranties of the Company Parties. The Company hereby makes the following representations and warranties, which representations and warranties encompass Unique Logistics as a Subsidiary and Company Party and include each such representation and warranty by Acquisition Subsidiary, Unique Logistics and Split-Off Purchaser in any document or agreement delivered and deliverable by the foregoing in connection with the Merger, as if fully set forth herein, except to the extent modified in this Agreement (and, to the extent provided in any other Transaction Document, each other Company Party (inclusive of Unique Logistics) makes the following representations and warranties as, and to the extent applicable to, such Company Party) to each Purchaser as of the Closing Date as to each Company Party, each subject to the exceptions set forth in the Disclosure Schedule, which Disclosure Schedule is deemed a part hereof and qualifies any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule:

(a)Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in Section 3.1(a) of the Disclosure Schedule. The Company owns, directly or indirectly, all of the Capital Stock and Stock Equivalents of each Subsidiary free and clear of any Liens and all of the issued and outstanding shares of Capital Stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)Organization and Qualification. Each Company Party is a Person having the corporate form listed in Section 3.1(b) of the Disclosure Schedule, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed in Section 3.1(b) of the Disclosure Schedule and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own, except where the failure to do so would not have a Material Adverse Effect – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Party has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party, each of which constitutes a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms, subject only to bankruptcy and similar Regulations affecting creditors’ rights generally; and has the power, authority, Permits and Licenses to own its property and to carry on its business as presently conducted. No Company Party is engaged in the business of extending credit (which shall not include intercompany credit among the Company Parties) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c)Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, including, if applicable, the sale of Notes and Warrants and other securities under this Agreement, (i) have been duly authorized by all necessary corporate actions of such Company Party, (ii) except for the Required Filings and the consent of CoreFund, which shall have been obtained prior to execution of this Agreement, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Party’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party and (iv) will not result in the imposition of any Liens except for the benefit of the Purchasers. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms.

(d)Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized Capital Stock a number of shares of Common Stock for issuance of the Conversion Shares and Warrant Shares at least equal to the Required Minimum on the date hereof or as provided for in Section 4.10(a).

(e)Capitalization. The capitalization of the Company is as set forth in Section 3.1(e) of the Disclosure Schedule, which also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any Capital Stock or Stock Equivalent since its most recently filed periodic report under the Exchange Act except (i) as set forth in Section 3.1(e) of the Disclosure Schedule, (ii) for the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth in Section 3.1(e) of the Disclosure Schedule. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Conversion Shares upon conversion of the Notes or the Warrant Shares upon exercise of the Warrants in accordance with their terms) as set forth in Section 3.1(e) of the Disclosure Schedule. There are no outstanding Stock Equivalents with respect to any shares of Common Stock, and there are no Contractual Obligations by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth in Section 3.1(e) of the Disclosure Schedule. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than to any Purchaser) and will not result in a right of any holder of securities issued by any Company Party to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent, except as set forth in Section 3.1(e) of the Disclosure Schedule. All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the Board of Directors, and no other Permit or Consent (other than with respect to Corefund, which shall have been obtained prior to the execution of this Agreement), is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to the Company’s Capital Stock or Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or other equity investors.

(f)Financial Statements. Section 3.1(f)(1) of the Disclosure Schedule contains the audited consolidated balance sheets, statements of operations and statements of cash flows (the “Audited Financial Statements”) of certain of the Company and the Subsidiaries as at and for the annual periods ended December 31, 2019 and 2018. Section 3.1(f)(2) of the Disclosure Schedule contains the unaudited consolidated balance sheets, statements of operations and statements of cash flows (the “Unaudited Financial Statements”) of certain of the Company and the Subsidiaries as at and for the eight month period ended August 31, 2020. Section 3.1(f)(3) of the Disclosure Schedule contains the proforma consolidated balance sheets, statements of operations and statements of cash flows and Section 3.1(f)(3) of the Disclosure Schedule contains the consolidated, unaudited balance sheets and income statements of Unique Logistics, each as at July 31, 2020 (the “Proforma Financial Statements”) of certain ofthe Company and the Subsidiaries after giving effect to the transactions contemplated by the Merger Transaction Documents]. The Audited Financial Statements, the Unaudited Financial Statements, and the Proforma Financial Statements are hereinafter sometimes collectively referred to as the “Financial Statements.” The Financial Statements have been prepared from the books and records of the Company and the Subsidiaries and in conformity with GAAP, consistently applied, except in each case as described in the notes thereto and as set forth on the Sections of Disclosure Schedules set forth above, In addition, the Financial Statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of preparation and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary and immaterial year-end audit adjustments.

(g)Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements delivered to the Purchasers: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in filings made with the Commission, and (C) Indebtedness in favor of Corefund; (iii) no Company Party has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Party has issued any Capital Stock to any officer, director or other Affiliate, and (vi) there has been no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Party, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Party under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h)Litigation. There is no Proceeding against any Company Party or any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves the Commission or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)Labor Relations. There is no (i) no unfair labor practice at any Company Party and there is no unfair labor practice complaint pending against any Company Party or any Subsidiary of any Company Party or, to their knowledge of any Company Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Company Party or any Subsidiary of any Company Party or to their knowledge threatened against any of them, (ii) no strike, work stoppage or other labor dispute in existence or to their knowledge threatened involving any Company Party or any Subsidiary of any Company Party, and (iii) no union representation question existing with respect to the employees of any Company Party or any Subsidiary of any Company Party, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably likely to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, the continued service to the Company of the executive officers of the Company Parties and their Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party, and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(j)Compliance. No Company Party and no Subsidiary thereof, except as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k)Permits. Each Company Party and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(l)Title to Assets. Each Company Party has good and marketable title in fee simple to all real property owned by it and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party, in each case free and clear of all Liens except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens in favor of CoreFund. Any real property and facilities held under lease by any Company Party (and any personal property if such lease is material to the business of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties party thereto are in compliance.

(m)Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each Company Party has, or has rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties as presently conducted. No Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party has received, since the date of the latest audited financial statements included within the delivered to the Purchasers, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth in Section 3.1(m) of the Disclosure Schedule, or has granted any licenses with respect thereto other than as set forth in Section 3.1(m) of the Disclosure Schedule. Section 3.1(m) of the Disclosure Schedule also sets forth all Contractual Obligations or other arrangements of any Company Party as in effect on the date hereof pursuant to which such Company Party has a license or other right to use any Intellectual Property owned by another Person and the dates of the expiration of such Contractual Obligations or other arrangements (collectively, together with such Contractual Obligations or other arrangements as may be entered into by any Company Party after the date hereof, the “License Agreements”). All material License Agreements and related rights are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any obligation of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(n)Transactions with Related Parties. No Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party, including (a) Investments by any Company Party in any such other Related Party or Indebtedness owing by or to any such other Related Party and (b) transfers, sales, leases, assignments or other acquisitions or dispositions of any asset, in each case except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Parties as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (y) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Parties.

(o)[Reserved].

(p)Certain Fees. No brokerage or finder’s fees or commissions or similar fees are or will be payable by any Company Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.1(pp), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r)Investment Company. No Company Party is, or is an Affiliate of (and, immediately after receipt of payment for the Securities and before and after giving effect to the use of the proceeds thereof, none will be or be an Affiliate of), an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each Company Party shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)Registration Rights. No Person has any right to cause any Company Party to effect the registration under the Securities Act of any securities of any Company Party, except for the Purchasers.

(t)Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u)Application of Takeover Protections. The Company and the Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities and the ownership of the Securities by any Purchaser or any Affiliate of any Purchaser.

(v)Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party confirms that none of the Company Parties, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided any Purchaser, any Purchaser Party or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosures furnished by or on behalf of any Company Party or any Affiliate thereof to any Purchaser regarding the Company Parties and their Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedule, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company Parties during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Each Company Party acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1(pp).

(w)No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.1(pp), no Company Party, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x)No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y)Foreign Corrupt Practices. No Company Party and no Related Party of any Company Party, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds of the Notes will be used, directly or indirectly, to fund any such payment; (iii) failed to disclose fully any contribution or other payment made by any Company Party or any Subsidiary of any Company Party (or made by any person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(z)Accountants. Marcum LLP. (the “Accountants”) is and has been throughout the periods covered by the Financial Statements and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Company within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Section 3.1(z) of the Disclosure Schedule lists all non-audit services performed by the Accountants for the Company and/or any of its Subsidiaries. Except as set forth on such Section of the Disclosure Schedule, the report of the Accountants on the Financial Statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company. Section 3.1(z) of the Disclosure Schedule contains all management letters and other communications between the Company and the Accountants. The Company’s next periodic SEC Report is due by no later than December 14, 2020.

(aa)No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Party to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(bb)Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser and not as a part of a group, as such term is defined in Section 13(d) of the Exchange Act, with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc)Regulation M Compliance. The Company has not, and to its knowledge no Company Party, Subsidiary of any Company Party or no one acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(dd)Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)Sanctions. No Company Party and no Related Party of any Company Party, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”). The Borrower will not use, directly or indirectly, any part of the proceeds of any Note hereunder to fund, and none of the Borrower or its Related Parties, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), are engaged in any operations involving, the financing of any investments or activities in, or any payments to, a Sanctioned Person.

(ff)U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(gg)Bank Holding Company Act and Other Limiting Regulations. No Company Party and no Affiliate of any Company Party is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). No Company Party and no Subsidiary or Affiliate of any Company Party owns or controls, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No Company Party and no Subsidiary or Affiliate of any Company Party, either individually or in the aggregate, directly or indirectly, exercise or has the ability to exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company is not an “investment company” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Regulation or Permit limiting the Company’s ability to incur indebtedness for borrowed money.

(hh)Promotional Stock Activities. No Company Party and none of its officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(ii)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

(jj)Seniority. As of the Closing Date, except for the Indebtedness set forth in Section 3.1(jj) of the Disclosure Schedule, including, but not limited to any Indebtedness in favor of Corefund, and Indebtedness having an outstanding principal amount as of the Closing Date not exceeding $9,000,000.00, no Indebtedness or other claim against any Company Party is senior in right of payment to the Notes or the obligations due thereunder or their guaranties, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(kk)AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company Party or any Subsidiary of any Company Party with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Party or any such Subsidiary, threatened.

(ll)Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (as each such term is used and understood in Rule 506(d) of Regulation D under the Securities Act, each a “Company Covered Person”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D promulgated under the Securities Act and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify each Purchaser in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(mm)No Other Covered Persons. There is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of any Securities.

(nn)Subsidiary Rights. Each Company Party has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by any Company Party or any Subsidiary of any Company Party.

(oo)Continuity of Business. Following the consummation of the transactions contemplated by the Merger Transaction Documents, the Company and the Surviving Corporation, as such term is defined in the Merger Agreement, will continue Unique Logistics’ historic business or use a significant portion of Unique Logistics’ historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

(pp)Solvency. After giving effect to all of the transactions contemplated by the Merger Agreement and the other Merger Transaction Documents, the Company and its Subsidiaries will be Solvent. The Parties to the Merger Agreement do not intend, in consummating the transactions contemplated therein, to hinder, delay or defraud either present or future creditors. “Solvent” means, with respect to any Person on any date of determination, (1) the amount of the “fair saleable value” of the assets of such person will, as of such date, exceed the sum of (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (2) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (3) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due..

(qq)Full Disclosure. No representation or warranty by any Company Party in any Transaction Document and no statement contained in the Disclosure Certificate to this Agreement or any certificate or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

III.2Full Disclosure. No representation or warranty by any Company Party in any Transaction Document and no statement contained in the Disclosure Certificate to this Agreement or any certificate or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

III.3Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a)Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)Purchaser Status. At the time such Purchaser was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Notes or exercises the Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if such Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Each Company Party acknowledges and agrees that the representations and warranties of each Purchaser set forth in Section 3.1(pp) shall not modify, amend or affect any Purchaser’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV - OTHER AGREEMENTS OF THE PARTIES

IV.1Transfer Restrictions.

(a)The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or any other exemption under the Securities Act, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)Each Purchaser agrees, severally but not jointly, to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXERCISABLE]] HAS NOT [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY]] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)Certificates evidencing the Conversion Shares or the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144 without restriction or limitation; (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of any Purchaser cause to be issued a legal opinion (which opinion the Company’s counsel, or at the option of the Purchaser, the Purchaser shall be responsible for obtaining, in either event at the Company’s sole cost and expense) to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence if required by the Transfer Agent to effect the removal of any legend (including that described in Section 4.1(b)), with a copy to such Purchaser and its broker. If all or any portion of any Note or Warrant is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares or if such Conversion Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by any Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares, issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date” of such Securities of such Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for the Conversion Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay after the Legend Removal Date, (i) with respect to the Conversion Shares, an amount in cash equal to (i) $1,000 per Business Day for the first thirty (30) Business Days of such failure and (ii) $5,000 per Business Day for each Business Day after the first thirty (30) Business Days of such failure, and all accrued but unpaid interest thereon, or (ii) with respect to the Warrant Shares, an amount in cash equal to (i) $1,000 per Business Day for the first thirty (30) Business Days of such failure and (ii) $5,000 per Business Day for each Business Day after the first thirty (30) Business Days of such failure, until in each case, such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchaser shall have, severally and not jointly, the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

IV.2Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Conversion Shares or the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

IV.3Furnishing of Information; Public Information.

(a)The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)Commencing the sooner of the (i) actual or earliest required Effectiveness Date as described in the Registration Rights Agreement or (ii) one (1) year after the Closing Date and ending at such time that all of the Securities have been sold or may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy, the requirements of Rule 144(i) and/or the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to any Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Securities, an amount in cash equal to one percent (1%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for such Purchaser to transfer any Registrable Securities pursuant to Rule 144. The payments to which such Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit each Purchaser’s right to pursue actual damages for the Public Information Failure, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(c)The Company shall by no later than four Business Days after the Closing Date file its Super 8-K with the Commission. The information contained in the Super 8-K will accurately reflect the material terms of the Merger Transaction Documents, and the Super 8-K shall contain information and financial statements that complies in all respects with, the Instructions to Current Report on Form 8-K and the applicable provisions of Regulation S-K and Regulation S-X.

IV.4Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

IV.5Conversion and Exercise Procedures. The form of “Notice of Conversion” (each a “Notice of Conversion”) included in any Note of any Purchaser or the form of “Notice of Exercise” (each a “Notice of Exercise”) included in any Warrant of any Purchaser sets forth the totality of the procedures required of such Purchaser in order to convert such Note or exercise such Warrant. Without limiting the preceding sentences, no ink-original Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form or Notice of Exercise form be required in order to convert any Note or exercise any Warrant. No additional legal opinion, other information or instructions shall be required of any Purchaser to convert any Note or exercise any Warrant. The Company shall honor conversions of any Note or exercises of any Warrant, and shall deliver Conversion Shares or the Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

IV.6Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser.

IV.7Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party covenants and agrees that neither it, nor any of its Affiliates, nor any other Person acting on its behalf, will provide any Purchaser, any Purchaser Party or their respective agents or counsel with any information that any Company Party believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (as each such term is defined in the Notes) that has not been consummated. Except for information with respect to the Merger, no Purchaser has been provided by any Company Party or any Related Party of any Company Party any information, that constitutes, or may constitute, material non-public information with respect to any Company Party. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations, warranties and covenants in effecting transactions in securities of the Company.

IV.8Use of Proceeds. The Company Parties shall use the net proceeds as set forth in in Section 4.8 of the Disclosure Schedule.

IV.9Indemnification of Each Purchaser Party. Each Company Party shall, jointly and severally, indemnify against, and hold harmless from, each Purchaser, their Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to (a) the administration, performance or enforcement by the Purchasers of any of the Transaction Documents or consummation of any transaction described therein, (b) the existence of, perfection of, a Lien upon or, except with respect to Corefund and its permitted successors or assigns, the sale or collection of, or any other damage, Loss, failure to return or other realization upon any collateral, (c) the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Parties with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the payment in full of the Notes and the termination of this Agreement. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

IV.10Reservation and Listing of Securities.

(a)Commencing the earlier of the following events to occur: (i) the Company effectuating a reverse stock split or (ii) the Company’s duly filing a 14(c) Information Statement with the Commission, which will take effect 20 days after such filing, (assuming the due filing of the 14(c) Information Statement within the fourteen (14) Business Day period after the Closing Date), the Company shall maintain a reserve equal to the Required Minimum of shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. Upon a reverse stock split or increase in the authorized Common Stock of the Company, the Company will immediately instruct the Transfer Agent to reserve at least the Required Minimum after giving effect to such stock split or increase. This reserve amount shall be updated monthly.

(b)If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Required Minimum on such date, then the Board of Directors shall amend the Company’s Certificate of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to 100% of the Required Minimum at such time, as soon as possible and in any event not later than the forty-fifth (45th) day after such date.

(c)The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to each Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

The Company shall promptly pay all fees and expenses owed to the Transfer Agent and shall not replace the Transfer Agent without the written Consent of the Purchasers. (i) If the Company breaches this provision and such breach is not cured within fifteen (15) Business Days after the occurrence of such breach or (ii) if the Company fails to maintain the Required Minimum with any successor Transfer Agent and such breach is not cured within twenty (20) Business Days after receipt of notice of such breach, then the Company, in either case, in addition to any other remedies available to Purchasers, shall pay to each Purchaser an amount in cash equal to one percent (1%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of the applicable breach and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter, until such breach has been cured.

IV.11Subsequent Equity Sales.

(a)For so long as any Note remains outstanding, no Company Party shall effect or enter into an agreement to effect any issuance by any Company Party or any Subsidiary of any Company Party of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which a Person (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock (including Common Stock) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of such Person or the market for the common stock or (ii) enters into any agreement, including an equity line of credit, whereby such Person may issue securities at a future determined price.

(b)For as long as any Note remains outstanding, no Company Party nor any Related Party of any Company Party will, directly or indirectly (including through agents, contractors, trustees, representatives or advisors): (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person relating to any exchange (i) of any security of any Company Party for any other security of any Company Party, except to the extent consummated pursuant to the terms of Common Stock Equivalents of the Company as in effect as of the date hereof and disclosed in filings with the Commission within four Business Days after the date hereof (without giving effect to any amendment, modification, change or waiver of any terms thereof occurring on or after the date hereof or not disclosed in a filing by the Company with the Commission prior to the date hereof) or (ii) of any indebtedness or other securities of, or claim against, any Company Party pursuant to a registration statement filed with the Commission or relying on any exemption under the Securities Act (including Section 3(a)(10) of the Securities Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person; or (c) participate in any discussions, conversations, negotiations or other communications with any Person regarding any Exchange Transaction, or furnish to any Person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any Person to seek an Exchange Transaction involving any Company Party. For as long as any Note remains outstanding, no Company Party nor any Related Party of any Company Party, will, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company Parties and each of their Related Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.11 by any Company Party or Affiliate of any Company Party, or any officer, employee, director, agent or other representative of any Company Party or Affiliates of any Company Party shall be deemed a direct breach of this Section 4.11 by the Company.

(c)[Reserved].

(d)So long as any Note remains outstanding or any Purchaser holds any Securities, except for transactions in the ordinary course of the Company’s business and except for capital raises in an aggregate sum not to exceed $10,000,000, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to materially restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under this Agreement, the Notes, the Warrants and/or the other Transaction Documents, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Purchaser (or a designee thereof, if applicable) in accordance with this Agreement, any Note, or Warrant and/or (ii) repay in cash all outstanding principal and other amounts outstanding under any Note at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes whether pursuant to a redemption, repayment, and/or otherwise.

(e)Each Purchaser shall, severally or jointly, be entitled to obtain injunctive relief against any Company Party to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(f)For so long as any Note remains outstanding, if the Company has, on or prior to the date of this Agreement, entered into, or shall in the future enter into, any agreement with any purchaser or holder of any securities of the Company, by providing such purchaser or holder with any terms that are more favorable than the terms available to the Purchasers and set out in this Agreement or the Notes as of the date hereof, the Company shall notify each Purchaser of such terms in writing on or before the date that is five (5) Business Days after the date such agreement with such purchaser or holder is executed or agreed to by the Company, and each Purchaser shall have the right to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to this Agreement and/or the Notes, a the case may be. The right of a Purchaser to make the foregoing election shall extend until thirty (30) days after a closing with respect to or actual issuance on such more favorable terms. For the avoidance of doubt, the Company shall not effect any conversion of principal or interest of the Note and Purchasers shall not have the right to convert any principal or interest of the Note, at a Conversion Price (as defined in the Note) which is less than the Floor Price (as defined in the Note), subject to adjustment for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock.

IV.12Trading Activities of Purchasers.

(a)Prohibited Short Sales. Each Purchaser, severally and not jointly, covenants and agrees that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction that establishes a net short position with respect to the Company’s Common Stock, in each case during the period commencing with the execution of this Agreement and ending on the earlier of the earliest “Maturity Date” of such Purchaser’s Notes (under and as defined in such Notes) or the full repayment or conversion of all of such Purchaser’s Notes; provided, that this provision shall not prohibit any sales made where a corresponding Notice of Conversion or Notice of Exercise is tendered to the Company and the shares received upon such conversion or exercise are used to close out such sale; provided, further, that this provision shall not operate to restrict any Purchaser’s trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

(b)Acknowledgment Regarding Purchasers’ Other Trading Activities. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for this Section 4.12), it is understood and acknowledged by the Company that (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including Short Sales or Derivatives, before or after the Closing or the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) each Purchaser, and counter-parties in Derivatives to which any Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) each Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, during the periods that the value of the Conversion Shares or the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

IV.13Right of First Refusal.

(a)For so long as any of the Notes remain outstanding, upon any issuance by the Company of Common Stock, Common Stock Equivalents or other Indebtedness or other securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), each Purchaser with outstanding Notes shall have the right to participate up to its Pro Rata Portion (measured against all Purchasers) of a percentage of such Subsequent Financing equal to, in the aggregate for all Purchasers, one hundred percent (100%) in case of any offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)At least three (3) Trading Days (eight (8) hours in case of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) prior to the closing of a Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (each additional notice containing such details, a “Subsequent Financing Notice”). Upon the request of any Purchaser for a Subsequent Financing Notice, and only upon such a request, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Persons through or with whom such Subsequent Financing is proposed to be effected, the Pro Rata Portion (as defined below) of the Participation Maximum of such Purchaser, an inquiry as to whether such Purchaser is willing to participate above their Pro Rata Portion (and what is the maximum amount such Purchaser is willing to commit), and shall include a term sheet or similar document relating thereto as an attachment. In addition to such other remedies available to a Purchaser, in the event that the Company fails to provide the Pre Notice required by this Section 4.13(b), then each Purchaser shall be entitled to exercise its rights under Section 4.13 until 30 days after the closing of the particular Subsequent Financing, and Purchaser may deem the failure to give any notice required hereunder an Event of Default under any Note.

(c)If any Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company within one (1) Trading Day of receipt of the Subsequent Financing Notice (eight (8) hours in the event of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) that such Purchaser is willing to participate in the Subsequent Financing, the maximum amount for which such Purchaser would be willing to participate if it is allocated to it (up to the Participation Maximum), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(d)At first, each Purchaser shall first have the right to purchase its Pro Rata Portion (measured against all Purchasers) of the Participation Maximum. If some Purchasers have declined to participate in such Subsequent Financing, and some portion of the Participation Maximum remains unallocated, each Purchaser having agreed to participate above its current allocation shall be allocated its Pro Rata Portion (measured against all Purchaser having so agreed) of the next dollar – and so on and so forth until the Participation Maximum shall be fully allocated or all Purchasers shall have been given their desired allocation in full.

(e)The transaction documents related to any Subsequent Financing applicable to any Purchaser participating in such Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder. In addition, the transaction documents related to the Subsequent Financing shall not include any requirement to consent to any amendment to or termination of, or grant any waiver, release or other modification or the like under or in connection with, this Agreement, without the prior written consent of the number of Purchasers required hereunder to consent to this amendment, termination, waiver, consent, release or other modification.

(f)Notwithstanding anything to the contrary in this Section 4.13 and unless otherwise agreed to by the applicable Purchaser, the Company shall either confirm in writing to each Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that each Purchaser will not be in possession of any material, non-public information, by the fifth (5h) Trading Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries in addition to other remedies available to a Purchaser. In addition to such other remedies available to a Purchaser, in the event that the Company fails to provide the notice required by this Section 4.13(b), then each Purchaser shall be entitled to exercise its rights under Section 4.13 until 30 days after the closing of the particular Subsequent Financing and Purchaser may deem the failure to give any notice required hereunder an Event of Default under the Note.

(g)Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

IV.14Securities Laws Disclosure; Publicity.

(a)Form 8-K Filing. The Company shall by 9:30 a.m. (New York City time) the within four (4) Business Days immediately following the date hereof, (a) [reserved], and (b) file a Current Report on Form 8-K, including the Merger Transaction Documents as exhibits thereto, disclosing, among other matters, the material terms of the transactions contemplated hereby and thereby, with the Commission. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Merger Transaction Documents. In addition, the Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, have been entered into. Except for the obligations set forth in this Section, there are no confidentiality or similar obligations pertaining the Purchasers currently extant or at any time in the future.

(b)Other Periodic Filings. If and as applicable, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question.

(c)Other Public Disclosures. The Company and the Purchasers shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Required Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, any Purchaser (including in any filing with the Commission, regulatory agency or Trading Market, including the Form 8-K filing referenced above) without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser, to the extent required to do so under applicable Regulations (including as required in any registration statement filed with the Commission). None of the Company Parties and their Affiliates shall represent that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by any Purchaser Party.

(d)Credit Report and Other Authorizations. Each Company Party authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Parties for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Parties, (iii) contact personal and business references provided by any Company Parties, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share information regarding the Company Parties’ performance under this Agreement with affiliates and unaffiliated third parties.

(e)Credit Inquiries. Each Company Party hereby authorizes the Purchasers (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Party.

IV.15Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

IV.16Shares of Common Stock.

(a)DWAC. By the earlier of the (i) Effectiveness Date with respect to the initial Registration Statement as set forth in the Registration Rights Agreement or (ii) the twelve (12)-month anniversary of the date hereof, the Company shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b)Freely Tradeable. By the earlier of the (i) Effectiveness Date with respect to the initial Registration Statement as set forth in the Registration Rights Agreement or (ii) the six (6)-month anniversary of the date hereof, the Company shall ensure that the Conversion Shares and Warrant Shares constitute “freely tradeable” shares. For the purposes of this Section 4.16(b), such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the Commission pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Conversion Shares or Warrant Shares by such security holder and names such holder as a selling security holder thereunder, and such registration statement is reasonably acceptable such holder.

(c)Trading Markets. The shares of Common Stock are trading on the OTC Markets Group Inc. PINK Trading Market (subject to any volume restrictions set forth in the Note) and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the shares of Common Stock on such Trading Market will continue uninterrupted for the foreseeable future). The Company shall use its best efforts to ensure that such shares continue, without limitation, to be listed or quoted for trading on such Trading Market.

IV.17Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

IV.18Further Covenant of the Company. The Company shall and shall cause each party to the Merger Agreement to duly fulfill its respective covenants and otherwise perform its respective obligations under the Merger Agreement in a timely manner, and the Company shall cause each of its Subsidiaries, including, without limitation, Unique Logistics, to duly fulfill its respective covenants and otherwise perform its respective obligations under this Agreement and the other Transaction Documents in a timely manner .

ARTICLE V - MISCELLANEOUS

V.1Termination and Survival. This Agreement may be terminated by each Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company and the other Purchasers, if the Closing has not occurred on or before October 9, 2020. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

V.2Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a)all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of the Transaction Documents and the purchase and sale of the Securities in connection therewith and the consummation of the other transactions contemplated hereby to be consummated on or about the Closing Date, including the reasonable fees, out of pocket expenses and disbursements of Sullivan & Worcester LLP, counsel to Trillium Partners LP in connection therewith in an amount up to $50,000;

(b)all the costs, fees and expenses of preparation, printing and distribution of any registration statement for the Securities or of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice or exercise notice delivered by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to or conversion by, any Purchaser of any Securities or the Conversion Shares or exercise by, any Purchaser of any Securities or the Warrant Shares;

(c)all the actual and reasonable costs, fees and expenses of creating and perfecting Liens in favor of such Purchaser Party, pursuant to any Transaction Document, including costs associated with the Security Agreement, UCC fees, other filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to such Purchaser Party;

(d)all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents and preparation, execution and closing of any consents, amendments, waivers or other modifications thereto, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Party (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(e)all the actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers used in connection with the Transaction Documents;

(f)all the actual and reasonable costs, fees and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by such Purchaser Party and its counsel) in connection with the inspection, verification, custody or preservation of any collateral, to the extent required or permitted under any Transaction Document; and

(g)all costs, fees and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Purchaser in enforcing any obligation owed hereunder of or in collecting any payments due from any Company Party hereunder or under the other Transaction Documents (including in connection with the sale of, collection from, or other realization upon any collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Parties.

V.3Modifications and Signatures. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any modification effected in accordance with accordance with this Section 5.3 shall be binding upon each Purchaser and holder of Securities and the Company.

(a)Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b)Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Required Purchasers (or such other number of Purchasers as expressly stated in other provisions of the Transaction Documents); provided, that (i) if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of holders of a majority of the principal amount of the Notes held by such disproportionately impacted Purchaser (or group of Purchasers) shall also be required and (ii) this clause (b) may only be modified with the consent of all Purchasers. No waiver or consent shall be effective against any party unless given in writing and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Where the consent or waiver of the Purchasers generally (and not each Purchaser) is required, it may be given by the Required Purchasers.

(c)Successors and Assigns. This Agreement shall bind and inure solely to the benefit of the Company Parties, the Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that the Company Parties may not assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without the Required Purchasers’ prior written consent and any prohibited assignment shall be absolutely void. Unless otherwise expressly provided in any Transaction Document, each Purchaser may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Securities and the Transaction Documents without the consent of the Company Parties; provided, that any transferee of the Securities shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser” (and any attempt to effect such transfer without securing such agreement shall be null and void).

(d)No Waiver by Course of Dealing. No notice to or demand on any Company Party, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Party to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Party of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect or be a waiver under any other provision of any Transaction Document except as specifically mentioned and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not require further notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). Any such actions shall not in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations.

(e)Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

(f)Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Borrower expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

V.4Notices.

(a)All notices, requests, demands, and other communications to either party hereto or given under any Transaction Document shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or send to the electronic mailing address set forth in the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Purchasers and the Company in accordance with the provisions of this Section 5.4.

(b)Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Trading Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such electronic mail is not sent prior to the last trading hour of the principal Trading Market of the Securities on a Trading Day, such electronic mail shall be deemed to have been sent at the opening of trading on the next Trading Day for such principal Trading Market. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

V.5Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party upon prior notice to each other Purchaser Party is hereby authorized by the Company Parties at any time or from time to time, without notice or demand to any Company Party or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Party to or for the credit or the account of any Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the Purchase Price to be disbursed hereunder), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other Obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

V.6Governing Law.

(a)Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, Proceedings and matters arising hereunder or thereunder or related hereto or thereto are governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b)Any Proceeding with respect to any Transaction Document may be brought exclusively in the New York State courts sitting in New York County or the federal courts of the United States of America for the Southern District of New York and sitting in New York County. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts, (ii) irrevocably waives any objection, including any objection to the laying of venue, based on the grounds of forum non conveniens or that such jurisdiction is improper or otherwise that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in those jurisdictions, (iii) irrevocably consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 and (iv) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Party in any other jurisdiction.

V.7Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

V.8Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that in the case of a rescission of a conversion of any Note, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

V.9Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

V.10Remedies.

(a)In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser (severally and not jointly) and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b)If any Company Party shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, each Purchaser may, in its discretion at any time, for the account and at the expense of the Company Parties jointly and severally, pay any amount or do any act required of such Company Party hereunder or under any of the other Transaction Documents or otherwise lawfully requested by any Purchaser (including buying-in Securities in the principal Trading Market of the Securities in case of failure by the Company to deliver Convertible Securities). All costs and expenses incurred by any Purchaser in connection with the taking of any such action shall be reimbursed to such Purchaser by the Company Party on demand with interest at the highest interest rate applicable to amounts due under the Notes of such Purchaser from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by any Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c)The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d)Nothing in any Transaction Document shall limit the Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Party to comply with the terms of this Agreement or any other Transaction Document.

(e)An Event of Default will cause irreparable harm to the Purchasers and that the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

V.11Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Party or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Party makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Party, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

V.12Usury. To the extent it may lawfully do so, each Company Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Party under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Party may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Party to any Purchaser Party with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser Party to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

V.13Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

V.14Further Assurances. The Company Parties agree to take such further actions as each Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

V.15Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (u) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (v) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (w) “knowledge” of the any Company Party means the best knowledge of any officer, director or employee of such Company Party after due inquiry, (x) “including” means “including, without limitation,” (y) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations” and (z) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.” The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. A Default or an Event of Default (as defined in the Notes) shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to the relevant Note or, with respect to any Default, is cured within any period of cure expressly provided in the relevant Note. Whenever in any provision of any Transaction Document, any Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that such Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day (including the Closing Date itself) in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month).

V.16Waiver of Jury Trial and Certain Other Rights.

(a)The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of this Agreement or any Transaction Document (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b)Each Company Party acknowledges and agrees that the foregoing waivers are a material inducement to the Purchasers to enter into and accept this Agreement. Each Company Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.16 shall not restrict a party from exercising remedies under the UCC or from exercising pre-judgment remedies under applicable Regulations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INNOCAP, INC., for itself and its Subsidiaries	Address for Notice: 112 N. Walnut Street, PO Box 489, Jefferson, TX 75657
By: _________________________________________ Name: Title:	Fax: _________________________ Email: _______________________

[Signature Pages for Purchasers Follow]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________

Signature of Authorized Signatory of Purchaser: By:____________________________________

Name:

Title:

Address for Notices to Purchaser:

Email: ____________________________

EIN Number: _______________________

SECURITIES PURCHASE AGREEMENT FOR ________

SCHEDULE I

PURCHASERS

1. Name of Purchaser	2. Initial Principal Amount of Notes	3. Subscription Amount	Number of Warrant Shares
__________	$_______	$______

SECURITIES PURCHASE AGREEMENT FOR INNOCAP, INC.

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT E

FORM OF SECURITY AGREEMENT

EXHIBIT F

FORM OF GUARANTY